AGREEMENT OF LEASE
The Abbey at 355 Madison Ave Morris Township, NJ 07960

THIS AGREEMENT OF LEASE (this “Lease”) dated as of  January 1, 2009,  is entered into by and between NYC  Skyline Realty LLC a Limited Liability company, having an office, at 85 Roxiticus Road, Far Hills NJ 07931,(hereinafter called "Landlord"), and, Boomerange Systems, Inc., a Delaware corporation, company having an office at , 355 Madison Ave. Township of Morris, NJ 07961 (hereinafter called "Tenant").

The parties to this Lease hereby agree with each other as follows:

PREAMBLE

A.           BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Article, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1) Exhibits:	The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

	Exhibit A:	Site Plan (Office Park)
	Exhibit B:	Lease Plan (Demised Premises)
	Exhibit C:	Rules and Regulations
	Exhibit D:	Personal Guarantee

(2)           Demised Premises:  The demise premises within the building as outlined or otherwise designated as the “Demised Premises” in Exhibit B hereof and being approximately 1,454 gross leaseable square feet.

(3)           Term:  The Term of this Lease shall be for an initial period of Five (5) years, unless otherwise extended or terminated in accordance with the terms hereof.

(4)           Effective Date,  The Effective date  is the date the tenant Takes possession of space,  the Effective Date of this Lease shall be  January 1, 2009.

(5)           Annual Base Rent:  Tenant shall pay Annual Base Rent ("Base Rent") in equal monthly installments in advance commencing on January 1, 2009, (the “Rent Commencement Date”) and thereafter on the first (1st) day of each calendar month included in the Term, as follows:

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Lease Year(s)	Annual Base Rent
1	$53,434.50 annual / $4,452.87 monthly / $36.75 per square foot
2 - 5	Subject to an annual 4% increase over the prior Lease Year’s Base Rent

FIRST RENEWAL TERM ANNUAL BASE RENT:

Lease Year(s)	Annual Base Rent
6-10	Subject to an annual 4 % increase over the prior Lease Year's Base Rent

SECOND RENEWAL TERM ANNUAL BASE RENT:

Lease Year(s)	Annual Base Rent
11-15	Subject to an annual 4 % increase over the prior Lease Year's Base Rent

The term Lease Year as used herein shall mean a period of twelve consecutive full calendar months. The first Lease Year shall begin on the Lease Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

(5)            Tenant’s Proportionate Share: The term Tenant’s “Proportionate Share” shall mean a fraction, the numerator of which shall be the gross leaseable square feet of the Demised Premises and the denominator of which shall be the gross leaseable area of the Office Park (i.e., 20,000 square feet).  For purposes of this Lease, Tenant’s Proportionate Share shall be equal to 7.27%.
It is hereby agreed that Tenant shall pay  an initial estimated amount of $1,938.66 payable in equal monthly installments (i.e., $16.00 per square foot) on account of  Tenant’s Proportionate Share of Taxes and Common Area Charges and (as such terms are hereinafter defined in Article 3 and Article 5, respectively) as “Additional Rent" together with Tenant's monthly payment of Base Rent and all other charges and amounts payable by Tenant to Landlord under this Lease (Base Rent, Additional Rent and all other charges, hereinafter collectively referred to as "Rent") during the  Initial Term and the Renewal Term, if applicable; said amount to be adjusted by Landlord from time-to-time and reconciled annually.   All payments of Rent due under this Lease shall be due and payable in full on the first (1st) day of each month during the Term and any Renewal Term(s) of this Lease.

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(6)	Common Area Charge: Pro-rata in accordance with Article 5D.

(7)	Permitted Use: Tenant shall occupy the Demised Premises as office space.

(8)	Security: Four Thousand Four Hundred Eighteen with 87/100 Dollars ($4,418.87).

(9)
The Abby:  Those parcels of real property with buildings and improvements thereon as shown on Exhibit A hereof, located at 355 Madison Ave, Morris Township NJ. Subject to change at Landlord sole discretion.

(10)	Tenant's address: 355 Madison Ave Morris Township NJ

(11)	Landlord's address: 85 Roxiticus Road, Far Hills, NJ 07931

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GENERAL TERMS AND CONDITIONS

1.           A.           TERM AND COMMENCEMENT DATE.

This Lease shall remain in full force and effect from the date first written above (the “Commencement Date”) and expiring  on the later of (i)December 31, 2013 or (ii) Five years from the Commencement Date,   (the “Expiration Date”), unless otherwise extended or terminated in accordance with the terms hereof.

B.           RENEWAL OPTION.

Provided that at the time of such exercise (i) Tenant is not in default beyond any applicable cure period at the time Tenant delivers the renewal notice, (ii) this Lease is in full force and effect and (iii) Tenant is in possession of the Demised Premises, Tenant shall have the right and option to extend the initial Term of this Lease for two (2) renewal terms of Five (5) years (each a "Renewal Term") at the annual and monthly rentals provided in Preamble (4) above.  Tenant may exercise its option to renew this Lease for said Renewal Term by giving written notice to Landlord not less than one (1) year prior to the Expiration Date of the Term or the Renewal Term, as the case may be as set forth herein.  The Renewal Term shall be governed by the provisions of this Lease, except that there shall be no further option to renew and the Rent and Additional Rent during the Renewal Term shall be increased as hereinabove provided.

2.           PREPARATION OF PREMISES.

A.           LANDLORD'S WORK

Tenant is fully familiar with the state and condition of the Premises and accordingly, Tenant agrees to accept the Demised Premises "AS IS".  Landlord undertakes to provide no work, installations or services, and makes no warranties or representations, express or implied, regarding the Demised Premises or their condition including latent defects, and Tenant acknowledges that it has relied on none.  Landlord reserves the right at any time at its own discretions to do improvements to the Tenants space so to  preserve the historic nature of the building, including but not limited to plaster ceiling, wood work, leaded and stained glass windows ETC.

B.           TENANT'S WORK

Tenant agrees, at its own cost and expense, to perform all fixturing and other work required for the operations of its business (hereinafter called "Tenant's Work). Tenant will be responsible to maintain the historic integrity of the interior space. Tenant will not alter in any way the interior space without prior Landlord written approval. Landlord may not approve any alterations that will interfere with the historic nature of the building, including but not limited to plaster ceiling, wood work, leaded and stained glass windows ETC….

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C.           PERFORMANCE OF TENANT'S WORK

Tenant shall, with due diligence, commence Tenant's Work and install fixtures of first class quality and workmanship in accordance with the  Landlord’s approved plans and specifications theretofore submitted to and approved by Landlord, in accordance with the laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof and without interference with other work being done in the building or the Office Park and in compliance with all reasonable rules which Landlord may make.  Tenant shall be responsible for the issuance and all costs and expenses of all certificates and approvals relating to any work or installations done by Tenant which may be required by any governmental authority and for the issuance of a certificate of occupancy or other approval of the building or by the Board of Fire Underwriters of the State where the Building is located or the National Board of Fire Underwriters or other similar body or bodies having jurisdiction.

 3.           TAXES.

A.  The term "Taxes" shall mean the aggregate of the real estate taxes assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon or arise out of the use, occupancy or possession of the Office Park (land, buildings, leasehold improvements betterments and other permanent improvements) from time to time.  The term "Taxes" shall not, however, include inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax imposed upon Landlord; PROVIDED, HOWEVER, that if at any time during the Term of this Lease the methods of taxation prevailing at the commencement of the Term of this Lease shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from the Office Park; or (ii) a license fee measured by the rents receivable by Landlord from the Office Park; or (iii) a tax or license imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Office Park or any portion thereof, then such tax or fee shall be included in the computation of Taxes, computed as if the amount of such tax or fee so payable were that part due if the Office Park were the only property of Landlord subject thereto.

B.  The term "Tax Year" shall mean the twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Office Park.

C.  The term "Tenant's Tax Charge" shall mean an amount equal to the product obtained by multiplying the Taxes for each Tax Year by a fraction, the numerator of which is the number of square feet of gross leasable area in the Demised Premises and the denominator of which is the number of square feet of gross leasable area in the Office Park open for business as of the date the Taxes for such Tax Year are assessed.

D.  Tenant shall pay its Proportionate Share of Taxes as provided in Article 5D.

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E.  Landlord shall have the right but not the obligation, if permitted by law, to make installment payments of any assessments levied against the  building and in such event, Tenant's share of the Taxes shall be computed upon the installments and interest thereon paid by Landlord in each Tax Year.  Landlord shall have the sole, absolute and unrestricted right, but not the obligation to contest the validity or amount of any tax by appropriate proceedings, and if Landlord shall voluntarily institute any such contest it shall have the sole, absolute and unrestricted right to settle any negotiation, contest, proceeding or action upon whatever terms Landlord may, it its sole discretion, determine.  In the event Landlord receives any refund of such Taxes (and provided Tenant is not then in default under this Lease beyond applicable cure and notice periods) Landlord shall credit such proportion of the refund as shall be allocable to the Tenant's Tax Charge (less costs, expenses and attorneys' fees) against the next succeeding payments of Tenant's Tax Charge due from Tenant.

G.  In the event of any dispute under this Article, Tenant shall pay Tenant's Tax Charge in accordance with the applicable bill or statement, and such payment shall be without prejudice to Tenant's position.  If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall pay to Tenant the amount of Tenant's overpayment resulting from compliance with such bill or statement.  Any such bill or statement shall be deemed binding and conclusive if Tenant fails to object thereto within thirty (30) days after receipt thereof.

H.  If any land or buildings shall be added to the Building  from time to time, Tenant shall be responsible for its proportion under subarticle A hereof of the taxes payable on such additional land from the time that the taxes are first assessed and payable, and on any additional buildings from the time when they are first assessed as completed structures.  Tenant shall not be responsible for its proportion of taxes on such additional land unless that land is contiguous to and improved as part of the Building.

I.  Whenever the term "floor area" or "gross leasable area" is used in this Lease, it shall be deemed to mean the approximate number of square feet of floor space within the Demised Premises measured from the exterior faces of the exterior walls, without deduction for any space occupied by or used for columns, stairs, or other interior construction or equipment by Tenant at Tenant's sole expense.  The center of the walls and the interior demising partitions shall be used in case of party walls and walls between spaces occupied by two or more separate tenants.

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 4.           SECURITY DEPOSIT.

Tenant has heretofore deposited with Landlord the sum of   Four Thousand Four Hundred Eighteen with 87/100 Dollars ($4,418.87).  as security for the full and faithful performance by the Tenant of all the terms, coven. ants and conditions of this Lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant without interest, after the time fixed as the expiration of the Term herein provided that Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed, including, without limitation intended, the surrender of the Demised Premises to Landlord as provided for herein.  Landlord shall have the right to apply any part of said deposit to cure any default of Tenant, and if Landlord does so, Tenant shall, upon demand, deposit with  Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease.  In the event of a sale or lease of the Office Park, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee or lessee and the Landlord shall be considered released by the Tenant from all liability for the return of such security and the Tenant shall look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord.  The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord, and any attempt to do so shall be void.

In the event of the insolvency of Tenant, or in the event of the entry of a judgment in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the state where the Office Park is located or of the United States of America, then in such event, Landlord may require Tenant to deposit additional security in an amount which in Landlord's sole judgment would be sufficient to adequately assure Tenant's performance of all its obligations under the Lease. Failure of Tenant to deposit the security required by this Article within ten (10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

5.            A.           COMMON AREAS.

Landlord grants to Tenant and Tenant’s agents, employees, invitees, customers, the right to use the "Common Areas" on a non-exclusive basis with all other tenants of the Office Park. “Common Areas” shall mean the areas of the Office Park made available by Landlord for the use and enjoyment of all tenants of the Office Park and shall include the parking areas, roadways, pathways, sidewalks, entrances and exits designated by Landlord for common use in the Office Park Common Areas and subject to change at Landlord’s sole discretion.

B.          MAINTENANCE OF COMMON AREAS.

Landlord shall maintain the Common Areas as well as portions of the Building in a  manner consistent with its historical nature and in accordance with the quality construction consistent with the existing Building.   In connection therewith, Landlord shall have the right to expend, in its sole discretion, such reasonable sums as may be required (i) to maintain and keep in good repair (including but not limited to the making of any necessary repairs, replacements, improvements) all portions of the Common Areas including, but not limited, to  bathrooms, common areas, paving, roads, hydrants and sprinkler equipment (including stand-by charges), driveways, sidewalks, secondary fire pump facility, curbs, culverts and drainage facilities, surfacing, landscaping, barriers, retaining walls, fences, gates, grading, directional and Building signs, striping and marking of the parking area, sewer and water supply lines and facilities, and other outside service and utility lines and facilities, including electric lines, pipes, and installation of every kind serving the buildings in the Office Park; (ii) to keep the Common Areas free from accumulated snow, ice and refuse, and open for use and fully lighted during all business hours; (iii) to keep the curb cuts of the Office Park, and to keep the sidewalks and curbs, if any, adjacent to and immediately in front of the Building, in good condition and repair, and free from accumulated snow, ice and refuse, and to comply with all governmental requirements respecting same; (iv) to include the Common Areas and the said curb cuts, and the sidewalks and curbs aforesaid if any, covered by public liability insurance, protecting Landlord against all claims for personal injury and property damage occurring thereon and such other coverage as Landlord may determine, all commercially reasonable limits of coverage.  The said insurance policy shall be written by companies, which are licensed to write insurance in the jurisdiction where the Building is located.  If such insurance shall be carried under a blanket policy covering other locations of Landlord, the pro-rata premium cost attributable to this Office Park shall be included in Common Area Charges.

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C.          CONTROL OF COMMON AREAS.

(a)  The Common Areas shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify, change, improvements and enforce reasonable rules and regulations with respect to the Common Areas and Tenant agrees to abide by and conform with such rules and regulations.  The right of clients or guests to use the parking facilities shall apply only while they are conducting business in the Building.  Tenant agrees that it and its employees will park their automobiles only in such of the parking areas as Landlord from time to time designates for that purpose.  Landlord shall have the right to close any part of the Common Areas for such time as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof, or the accrual of any rights in any person or to clean and repair the same, and to close any part of the parking area for such time as Landlord deems necessary in order to discourage non-customer parking and to do other things in the parking areas as Landlord in its discretion deems reasonable and necessary for the benefit of the Office Park.  If the Common Areas are diminished, Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or diminution or abatement of Annual Base Rent or Additional Rent, nor shall such diminution of the Common Areas be deemed a constructive or actual eviction. Landlord reserves the right to rearrange the parking facilities and other Common Areas; to change the number of buildings, and the number, identity and type  tenancies, and the right to construct and alter buildings and improvements in the Building from time to time.  Notwithstanding the foregoing, Landlord shall have no right to  construct and alter buildings and improvements in the Building in such a way as would  unreasonably interfere with the operation of Tenant’s business.

 D.        TENANT'S COMMON AREA CHARGE AND TENANT’S TAX CHARGE.

(1)  For purposes of this Subsection D, the following terms shall have the following meanings:

(a)           Taxes:  as defined in Article 3.

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(b)           Common Area Charges: means Landlord's gross costs of operating, repairing, replacing, improvement, and maintaining the Common Areas and facilities of the Building . Common Area Charges shall include, but are not limited to, all costs and expenses of operating, purchasing, easing, repairing, replacing, lighting, cleaning, painting, striping, policing and security (including the cost of uniforms and equipment), all employment taxes, insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, umbrella coverage, theft or other casualties, workers' compensation, insurance covering personnel, fidelity bonds for personnel, insurance against liability for claims of false arrest occurring in and about the Common Areas; plate glass insurance for glass exclusively serving the Common Areas; removal of snow, ice, garbage and debris; regulation of traffic; inspecting and maintenance of machinery and equipment used in the operation and maintenance of the Common Areas and personal property taxes and other charges incurred in connection with such machinery and equipment operating, repairing, replacing, cleaning and maintaining bathroom, hallways, paving, curbs, walkways, landscaping, drainage, sewer, pipes, ducts, conduits and similar items, and lighting facilities; planting, replanting and replacing flowers, shrubbery and planters; security systems, security guard service, rental of music program services and loudspeaker systems, including furnishing electricity for same; management fees paid to the Building  manager, managing agent and management company; clerical, bookkeeping and accounting fees, office supplies and equipment including all costs of office personnel, including salaries, benefits and related items allocable solely to the operation and management of the Office Park; cost of personnel to direct parking; promoting and advertising the Office Park, including seasonal promotions, decorations and displays; sanitary and exterminating; maintaining, repairing and replacing exterior walls where necessary; except as it may otherwise be provided in this Lease, the maintenance, replacement and/or repair of drain pipes, roof, electric, gas, water lines, sewer mains and septic systems leading to and from the leased areas in the Building ; costs of all Building  signs (but not those of other tenants); engineering, architectural and other expert fees, and legal fees, in connection with all operations of the Common Areas, including, but not limited to, costs of defense of claims for damages not covered by liability insurance and costs of obtaining municipal, county, state and federal approvals for any alteration, construction or addition to the Common Areas of the Office Park; directories and computer service costs for interior and exterior signs; sprinkler system costs, charges and maintenance; security, costs attributed by Landlord for providing energy to heat, ventilate and air condition the Common Areas; services, if any, furnished by Landlord for non exclusive use of all tenants on a non profit basis, including parcel pick up and delivery services and shuttle bus service.

(2)           Tenant shall pay, as Additional Rent during each Lease Year (pro-rated as to each partial Lease Year during the time that this Lease shall remain in force and effect) Tenant’s Proportionate Share of (i) Common Area Charges and (ii) Taxes (hereinafter, for purposes of this subarticle D, Common Area Charges and Taxes shall be referred to, collectively, with its Base Rent as the “Common Area Charges”) and shall be adjusted annually.

(3)           Common Area Charges shall be paid in the following manner:

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(a)           Landlord may reasonably estimate in advance the amounts Tenant shall owe as Common Area Charges for any full or partial calendar year of the Term.  In such event, Tenant shall pay such estimated amounts, on a monthly basis, starting on the Rent Commencement Date, on or before the first (1st) day of each calendar month, together with Tenant’s payment of Base Rent.  Tenant shall pay initially and until further notice by Landlord the estimated amount set forth in the Preamble section of this Lease.  Landlord may reasonably adjust the estimated amounts from time to time.

(b)           Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide a statement (the “Statement”) to Tenant showing:  (a) the amount of actual Common Area Charges for such calendar year, with a listing of amounts for each category of Common Area Charges, (b) any amount paid by Tenant towards Common Area Charges during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for Common Area Charges for the current calendar year.

(c)           If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Common Area Charges for such year, Tenant shall pay the difference to Landlord within ten (10) days of receipt of Landlord’s Statement.  If the Statement shows that Tenant’s estimated payments exceed Tenant’s actual obligations for Common Area Charges, Tenant shall receive a credit for the difference against payments of Rent next due.  If the Term shall have expired and no further Rent shall be due, Landlord shall refund such difference to Tenant when Landlord sends the Statement.

(d)           Unless Tenant takes exception to any Statement by written notice to Landlord within  thirty (30) days after Landlord provides such Statement to Tenant, such Statement shall be considered final and binding on Tenant.  Pending resolution of any such exceptions, Tenant shall continue paying Tenant’s Proportionate Share of Common Area Charges in the amounts determined by Landlord, subject to adjustment between the parties afer any such exceptions are resolved.  Landlord shall provide Tenant annually with a statement of Common Area Charges within three (3) months following the year in which Common Area Charges were assessed against Tenant.  Landlord’s statements of Common Area Charges shall be certified by Landlord and set forth (1) the Common Area Charges for the Lease Year in question, showing in detail the amount of each item included in Common Area Charges, and (2) a detailed computation of any Additional Rent for such Lease Year.  The payment of any Additional Rent by Tenant shall not preclude it from questioning the correctness of any such statement within said one hundred and twenty (120) day period.  Tenant, its attorneys, accountants and agents, at its sole cost and expense, shall, during normal business hours following prior written notice to Landlord, have the right to examine and audit the books and records, including such other records and accounts as may contain information related to the Common Area Charges for the period in question and to make copies thereof, which books and records will be available at Landlord’s office in the Office Park.  Landlord’s failure to discharge its obligations as set forth in this paragraph shall suspend Tenant’s obligation to make any further payments on account of Common Area Charges until such failure ceases.  In the event such audit reveals an overstatement of Landlord’s Common Area Charges of more than three percent (3%), Landlord shall reimburse Tenant for reasonable out-of-pocket costs and expenses incurred by it in conducting such audit.

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6.           COMPLIANCE WITH LAWS, ORDERS.

Tenant, at its own cost and expense, shall comply with the requirements of all laws, requirements, orders, ordinances and regulations of all governmental authorities having jurisdiction over the Demised Premises, now or in the future.  Tenant shall obtain all federal, state, county, municipal and other governmental licenses, permits and approvals now or hereafter required in connection with Tenant's occupancy of the Demised Premises, or the termination, continuation, expansion, alteration or change of Tenant's business operations at the Demised Premises.  Tenant shall not use the Demised Premises in such manner as to constitute a violation of the Permitted Use of the same, and shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluids, materials, chemicals or other substances, or permit any cooking unless expressly authorized by this Lease, or permit any unusual or objectionable odors to permeate from the Demised Premises or do or permit any act upon the Demised Premises which might subject Landlord to any liability or responsibility for injury to any person or damage to any property by reason of any business or operation being carried on in the Demised Premises.  Tenant acknowledges and agrees that Landlord has made no warranty or representation as to whether the use for which Tenant is leasing the Demised Premises is permitted, restricted, regulated, prohibited or otherwise affected by any law, ordinance or regulation.  Tenant agrees that this Lease is not contingent upon Tenant obtaining any such governmental licenses, permits or approvals.  Tenant shall indemnify, defend and save harmless Landlord from any and all fines, civil penalties, lawsuits, claims, damages and actions of any kind, including attorneys' fees, arising out of Tenant's failure, to obtain such required governmental licenses, permits or approvals.  Notwithstanding the foregoing, Tenant shall make no application to any Planning Board or Board of Adjustment for any site plan or variance approval or any other approval or relief without first obtaining the written consent of Landlord.  Tenant shall comply with all rules, orders or requirements now or hereinafter enacted of the federal, state and municipal authorities and National Board of Fire Underwriters, Fire Insurance Rating Organization, and other similar body or bodies having jurisdiction, and shall not do or permit or bring or keep anything in the Demised Premises which shall increase the rate of fire insurance on the building of which the Demised Premises are a part or on the property kept therein over that in effect at the commencement of the Term, and should Tenant fail to do so, Tenant shall reimburse Landlord on demand as an additional charge hereunder for the increase on all insurance premiums thereafter payable and which shall be charged because of such violation by Tenant.  If any action or proceeding wherein Landlord and Tenant are parties, a schedule or makeup of rates for the building or the Demised Premises issued by the Fire Insurance Rating Organization located in the State where the Office Park is located or other body fixing the fire insurance rates, shall be conclusive of the facts therein stated and of the items and charges in the fire insurance rate then applicable to the said premises.  Tenant shall indemnify, defend and hold the Landlord harmless from fines, claims and losses of every kind arising out of or in connection with spills or discharges of hazardous substances or wastes occurring at the Demised Premises.  If the Demised Premises are located in New Jersey, Tenant shall not use the Demised Premises in any manner as to prevent Landlord from obtaining a "negative declaration" (or its equivalent) pursuant to the Environmental Cleanup Responsibility Act and the Spill Compensation and Control Act or any similar or succeeding legislation.  Tenant shall furnish Landlord and the appropriate governmental agencies with information required in connection with environmental laws and if a cleanup plan must be prepared and a cleanup undertaken, Tenant shall prepare, submit and implement same.  Tenant's liability under this Article shall survive expiration of the Term. In the event the requirements of any governmental authority or Landlord's compliance with any laws, statutes, regulations or ordinances interrupts the daily opening and operation of Tenant's business, Tenant's rent shall be abated per diem accordingly with no further obligation of Landlord.

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7.           REPAIRS AND MAINTENANCE OF THE PROPERTY.

(a)  Subject to the terms and other provisions of this Lease, Landlord agrees to make, at its sole cost and expense all necessary repairs to the foundation, exterior walls (other than the door fronts of the Demised Premises), utility lines to the point of connection at the Demised Premises, load bearing walls and other structural portions of the Demised Premises after notice from Tenant of the need therefore, unless required by reason of the negligence of Tenant.  Notwithstanding the foregoing, it is hereby agreed and acknowledged, that regular and customary roof maintenance costs and amortized roof  replacement costs, if any, shall be included in the Common Area Charges.

(b)           Subject to Paragraph 2, Tenant covenants throughout the Term hereof, at its sole cost and expense, to keep and maintain the interior, nonstructural portions of the Demised Premises in good working order, repair and condition.

8.           ADDITIONS, ALTERATIONS, IMPROVEMENTS.(Subject to Paragraph 2)

A.           Tenant shall not make or cause to be made any exterior or structural alterations, additions or improvements in or to the Demised Premises without submitting to Landlord plans and specifications therefore and obtaining Landlord's prior written consent thereto.

B.           On the last day of the Term or on the sooner termination thereof, Tenant shall (i) peaceably surrender the Demised Premises broom-clean and in good order, condition and restored to their original condition as of the commencement of the term of this Lease, except for reasonable wear and tear; and (ii) at its expense remove from the Demised Premises the signs, moveable furniture, trade fixtures and carpeting which were furnished and installed by and at Tenant's sole cost and expense (“Tenant's Property"), and any of Tenant's Property not so removed may at Landlord's election and without limiting Landlord's right to compel removal thereof at the sole expense of Tenant, be deemed abandoned.  Any damage to the Demised Premises caused by Tenant in the removal of Tenant's Property shall be repaired by and at Tenant's expense.  Tenant's obligations under this Article shall survive the expiration of the term of this Lease.

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C.           The title to all alterations, additions, improvements, repairs, decorations (including any hard surface, bonded or adhesively affixed flooring), heating and air-conditioning equipment and fixtures (other than Tenant's Property) which shall have been made, furnished or installed by or at the expense of either Landlord or Tenant in or upon the Demised Premises, shall vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance and without charge.

9.           INSURANCE.

Tenant shall, at its own expense, during the term hereof, maintain and deliver to Landlord public liability and property damage and policies with respect to the Demised Premises, in which both Landlord and Tenant shall be named as insureds, with limits of at least Two Million Dollars ($2,000,000.00) for injury or death to any one person and Two Million Dollars ($2,000,000.00) for any one accident, and Two Million Dollars ($2,000,000.00)  with respect to damage to property.  Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least twenty (20) days notice to Landlord of cancellation.  At least thirty (30) days before the expiration of any such policy Tenant shall supply Landlord with a substitute therefor with evidence of payment of premiums thereof.  If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord, shall be added to the installment of monthly rent becoming due on the first of the next succeeding month and shall be collected as an additional charge.  Tenant shall also be responsible for obtaining fire insurance with standard extended coverage or "all risk" endorsement including, without limitation intended, vandalism and malicious mischief, equal to the replacement value of Tenant's improvements to the Demised Premises.  The proceeds of such insurance will be held in trust only for the repair and/or replacement of the improvements to the Demised Premises.  Tenant  shall also carry rental value insurance in the amount of one year's Annual Base Rent and Additional Rent.  No deductible will be carried for any of the insurance described in this Article.

10.         MECHANIC'S LIEN.

A.           Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Demised Premises or the Office Park by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Demised Premises under Tenant.  If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith but notwithstanding such contest Tenant shall, within thirty (30) days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise.  In the event of Tenant's failure to release    of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said liens together with expenses incurred in connection therewith, including reasonable attorneys' fees.  Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Demised Premises to any lien or liability under the lien laws of the State where the Office Park is located.

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B.           Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Demised Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's Property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under the penultimate sentence of Paragraph A of this Article.

11.         ASSIGNMENT, SUBLETTING.

Tenant shall not assign, mortgage or encumber this Lease, or sublet, underlet, license or permit the Demised Premises or any part thereof to be used by others, whether voluntarily or by operation of law or otherwise, without the prior written consent of Landlord any assignment or transfers approved shall bear a legal fees incurred by Landlord payable  by Tenant.  The sale or transfer of all or substantially all of the assets of Tenant or stock control, if Tenant be a corporation, or, if Tenant be a partnership or joint venture, a sale of an interest in such partnership or joint venture shall be deemed an assignment of this Lease, unless (i) such sale or transfer is made to a publicly owned corporation; (ii) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended; (iii) it is made amongst the existing stockholders, partners or joint venturers of Tenant; or (iv) it results from the death of a stockholder, partner or joint venturer of Tenant.  If this Lease is assigned or if the Demised Premises or any part thereof be underlet or occupied by any body other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to all rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as tenant, or a release of any performance of the covenants on Tenant's part herein contained.  Any consent by Landlord to an assignment or underletting shall not in any manner be construed to relieve Tenant or any assignee or undertenant from obtaining the consent in writing of Landlord to any further assignment or underletting.  Tenant shall pay Landlord's reasonable attorney fees related to same.

12.         LANDLORD'S RIGHTS.

Landlord shall have the right in a reasonable manner to enter upon the Demised Premises at all reasonable hours and upon not less than four (4) hours prior notice to Tenant (except in case of an emergency where no notice is necessary) for the following purposes: to inspect, maintain, repair or protect the Demised Premises, utilities and services , to effect compliance with any law, order or regulation of any governmental authority having jurisdiction; to exhibit same to prospective purchasers, lenders or tenants; to make or supervise repairs, additions or alterations to the same or the building of which the Demised Premises are a part, and to take all materials thereon that may be required therefore; to erect, use and maintain pipes and conduits in and through the Demised Premises; and to alter, decorate or otherwise prepare the Demised Premises for re-occupancy at any time after Tenant has vacated the same or shall have removed substantially all of its property there from.  None of the foregoing shall constitute an actual or constructive eviction of Tenant or a deprivation of its rights, nor subject Landlord to any liability or impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the building of which the Demised Premises are a part, or any part thereof, other than as herein specifically provided, or entitle Tenant to any compensation or diminution or abatement of the rent reserved.  If Tenant refuses or neglects to make such repairs as it is required to make and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made at Tenant's cost and expense, and the amount so paid by Landlord shall be added to the installment of monthly Rent becoming due on the first of the next succeeding month and shall be then payable as an additional charge.  Landlord shall not be responsible to Tenant for any loss or damage that may accrue to its merchandise or other property by reason of any work done by Landlord in or about the Demised Premises.  Landlord shall have the right at its sole discretion at any time to subdivide the existing land and either dispose such divided land as its see fits and/or be entitle without interference or dispute by the Tenant developed the existing develop or expand the existing building and/or property as it sole desires.

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13.         TENANT’S REPRESENTATION

Tenant represents and warrants that they fully understand that the Landlord intends to subdivide the existing land and either dispose such divided land as its see fits and/or to developed the existing or subdivided property and/or to expand the existing building and or property as it sole desires, including but not limited to, additional office building, residential condominium, townhouses, residential housing. Tenant agrees not to interfere, dispute, litigate against the Landlord and/or Landlord’s successors and/or assignees with regards to Landlord’s rights under Paragraphs 12 and 13.

14.         SIGNS.

Tenant shall not maintain or display any signs, lettering or lights on the exterior of the Demised Premises or in the interior of the Demised Premises or any show window thereof, which is visible from the exterior thereof unless approved by Landlord in writing.

15.         SUBORDINATION.

This Lease shall at Landlord's option or at the option of the holder of any mortgage, trust deed or lessor under a ground lease be subject and subordinate to all ground or underlying leases and to all mortgages or deeds of trust now or hereafter affecting such leases, and to all mortgages or deeds of trust which may now or hereafter affect the Office Park, or any portion thereof, whether such mortgages or deeds of trust cover only the Office Park or be a blanket mortgage or deed of trust covering other premises in addition to the Office Park, and to any renewals, modifications, consolidations, replacements or extensions thereof, provided that the holder of any mortgage, trust deed or lessor under a ground lease, as the case may be, shall and does agree to (a) recognize this Lease so that Tenant’s rights are not diminished by reason of such subordination and (b) not  disturb the tenancy of Tenant.  This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee.  Tenant shall execute promptly any instrument which Landlord may request in confirmation of such subordination.  Landlord agrees to use commercially reasonable efforts to obtain a Subdordination, Non-Disturbance and Attornment Agreement (“SNDA”) from its current lender(s), if any, in form reasonably satisfactory to Tenant, from any future lender within forty-five (45) days after Landlord closes on the financing from such lender.

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16.         UTILITIES.

As part of CAM, Tenant shall pay for all water charges, electrical, gas charges, sewer charges or sewer tax based on the Tenants Proportionate Share of Square feet as shown in PREAMBLE (5).   and like utilities used or consumed in or upon the Demised Premises, including the operation of the heating, air-conditioning and sprinkler systems for the Demised Premises.  Tenant shall also pay any and all deposits required by any utility. Landlord reserves the right to interrupt the supply of water, gas, electric and also sewer service and any other similar utilities for the Demised Premises when required by reason of accident or of repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed.    Landlord shall not be liable in damages or otherwise for any failure to furnish or interruption of the services of water, gas, electricity or sewer.

17.         RULES, REGULATIONS.

A.           Tenant agrees that at all times during the term of this Lease it shall comply with all rules and regulations specified in Exhibit E annexed hereto together with all reasonable amendments, modifications, deletions and other reasonable rules and regulations for the use and occupancy of the Office Park as Landlord may from time to time promulgate.

B.           REFUSE ADMISSION.

Landlord reserves the right to refuse admission to the Office Park and the Demised Premises, outside of ordinary business hours, to any person not known to any watchman in charge or properly identified, to eject any person from the Office Park whose conduct may tend to be harmful to the safety and interests of the tenants and the property herein; to close any part of the Office Park during any riot or other commotion where person or property may be imperiled.

18.         LANDLORD NOT LIABLE.

Landlord and its agents shall not be liable for any loss or damage to property for any reason whatsoever entrusted to their employees or agents, nor for loss of property by theft. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from falling plaster, or from steam, gas, water or snow which may leak from any part of the building including, but not limited to, the roof or from the pipes or appliances therein, or from the part of sub-surface or from dampness, or from any other cause.

19.         EMINENT DOMAIN.

A.           If the whole of the Demised Premises shall be taken under the power of eminent domain, then this Lease shall be terminated as of the day possession shall be so taken.

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B.           If more than twenty-five (25%) percent of the floor area of the Demised Premises, or if more than fifty (50%) percent of the common parking area, or if more than fifty (50%) percent of all of the ground level floor area of the buildings in the Office Park shall be taken under power of eminent domain, either Landlord or Tenant may terminate this Lease by written notice given within thirty (30) days after the date of surrendering possession to the public authority pursuant to such taking, and if neither Landlord nor Tenant elects to terminate this Lease, Landlord shall restore and adapt the remaining Demised Premises, and the Annual Base Rent shall be reduced as described in Paragraph C of this Article.

C.           If twenty five (25%) percent or less of the floor area of the Demised Premises, or fifty (50%) percent or less of the common parking area, or fifty (50%) percent or less of all of the ground level floor area of the buildings in the Office Park shall be taken under the power of eminent domain, this Lease shall not terminate, but shall continue in full force and effect, except that the Annual Base Rent shall be reduced in the same proportion that the floor area of the Demised Premises so taken bears to the total floor area demised to Tenant at the time of such taking, and Landlord shall, at its own cost and expense, make all necessary restorations to the building in which the Demised Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

D.          All damages awarded for any taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the sole property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures.

E.           If this Lease is terminated as provided in this Article, Tenant shall pay all Annual Base Rent and additional charges and perform all other covenants up to the day that possession is so taken by public authority and Landlord shall make a proportionate refund of any Annual Base Rent or additional charges paid by Tenant in advance.

F.   The above Paragraph 19 does not apply to any subdivision or new construction on the site, including but not limited to the construction of townhouses, condominiums, office buildings, subdivision, or any other improvements to the land.

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20.         DAMAGE, DESTRUCTION.

If the Demised Premises or the building where the Demised Premises are located should be damaged or destroyed during the term by fire or other insured casualty without the fault of Tenant, Landlord shall, subject to the time that elapses due to adjustment of fire insurance, repair and/or restore the same to substantially the condition it was in immediately prior to such damage or destruction, except as in this Article provided.  Landlord's obligation under this Article shall in no event exceed the scope of the work required to be done by Landlord in the original construction of the building.  Landlord shall not be required to, but Landlord shall with due dispatch, replace or restore forthwith any trade fixtures, signs or other installations theretofore installed by tenant.   All Rent and Additional Rent payable under this Lease,  shall be equitably abated.  Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by the Landlord of such work of repair and/or reconstruction as Landlord is obligated to do.  If, however, the Demised Premises or the building containing it or the other buildings in the Office Park should be damaged or destroyed by any cause so that the Landlord shall decide to demolish or to completely rebuild the Demised Premises or the building containing it or the other damaged buildings in the Office Park, Landlord may, within sixty (60) days after such damage or destruction give Tenant written notice of such decision and thereupon this Lease shall be deemed to have terminated as of the date of the damage or destruction and Tenant shall immediately quit and surrender the Demised Premises to Landlord.  If damage to the Demised Premises exceeds 30% thereof during the last two years, either Landlord or Tenant may cancel this Lease.

21.         DEFAULT

A.          BANKRUPTCY BEFORE COMMENCEMENT DATE. If at any time prior to the Commencement Date a petition in bankruptcy or insolvency or for reorganization or arranged or for the appointment of a receiver or trustee of all or a part of Tenant's property is filed in any court by Tenant, or if filed against Tenant, same is not vacated within thirty (30) days thereafter, or if Tenant makes an assignment for the benefit of creditors or enters into an arrangement with its creditors or otherwise seeks relief under or is the debtor-party to any insolvency proceedings under any federal or state bankruptcy or insolvency statute, then, and in any such event, this Lease, at the option of Landlord, exercised within a reasonable time after the happening of any one or more of such events, may be terminated and cancelled and neither Tenant nor any person claiming through Tenant shall be entitled to possession of the Demised Premises and Landlord may retain as liquidated damages any rent, security or monies previously received from Tenant or others on behalf of Tenant under this Lease, in addition to the rights and remedies hereinafter set forth in this Article.

B.           BANKRUPTCY AFTER COMMENCEMENT DATE. If at the date fixed as the Commencement Date or if at any time during the Term of this Lease or any renewals or extensions thereof a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a part of Tenant's property is filed in any court by Tenant, or if filed against Tenant, same is not vacated within thirty (30) days thereafter, or if Tenant makes an assignment for the benefit of creditors or enters into an arrangement with its creditors or otherwise seeks relief under or is the debtor-party to any insolvency proceedings under any federal or state bankruptcy or insolvency statute, then, and in any of such events, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be terminated and cancelled, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law may retain as liquidated damages any Annual Base Rent, Security Deposit, Additional Rent other monies received or recoverable by Landlord from Tenant or others in behalf of Tenant.

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C.           It is stipulated and agreed that in the event of the termination of this Lease pursuant to Paragraph 21A or B above or 22A or B below Landlord shall, in addition to all other remedies and damages available to Landlord,  be entitled to recover from Tenant as and for  an amount equal to the difference between (i) the Annual Base Rent and additional charges reserved hereunder for the unexpired portion of the Term demised; and (ii) the rental value of the Demised Premises at the time of termination for the unexpired term or portion thereof, both discounted at the rate of four (4%) percent per annum to present worth.  Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rules of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.  In determining rental value of the Demised Premises, the rent realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after termination of this Lease, shall be deemed prima facie to be the rental value.

22.         A.           ADDITIONAL LANDLORD REMEDIES

If Tenant (i) defaults in the payment of Annual Base Rent, Additional Rent or any additional charges due under this Lease and such default continues for a period of five (5) days after Landlord shall have given notice to Tenant thereof; or (ii) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within  thirty (30) days after notice by Landlord to Tenant specifying such default; or, if such default is of such a nature that it cannot be completely remedied within said thirty (30) day period and  Tenant fails to commence in good faith to remedy such default within  such thirty (30) day period or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default which remedy in all events will be completed within  thirty (30) days after notice by Landlord to Tenant of such default; provided, however, if any governmental authority or mortgagee requires that such default be remedied in less than  thirty (30) days, then Tenant’s time to remedy such default shall be shortened so that such default must be remedied at least five (5) business days before the last date of the period of time to remedy such default; provided by such governmental authority or mortgagee; or (iii) if Tenant permits the Demised Premises to become deserted, abandoned or vacated, or fails to remain open for business for a period of ten (10) consecutive business days within a  fifteen (15) day period; or (iv) permits this Lease to be transferred to or devolve upon any person or corporation other than Tenant, except as may be specifically permitted by this Lease, then and in any of such events Landlord, or its agents may give Tenant a written notice specifying a day not less than five (5) days thereafter whereupon the Term shall end; and on the day specified the Term of this Lease shall expire as if that day were the day herein fixed for the expiration of the Term,  Tenant shall then quit and surrender the Demised Premises to Landlord and all amounts of Rent and Additional Rent due to Landlord through the expiration of the Term or any renewal/option terms exercised by Tenant  of this Lease shall be immediately accelerated, due and payable by Tenant to Landlord and Tenant shall remain liable in all respects hereunder.  Tenant waives trial by jury in any action or proceeding by the Landlord to enforce Landlord's rights hereunder.  Tenant further waives any and all statutory rights or redemption following termination of this Lease or dispossess of Tenant.

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B.           ABANDONMENT.

If Tenant shall abandon the Demised Premises or if the Term of this Lease shall expire as hereinbefore provided, or if Tenant fails to take possession of the Demised Premises within ten (10) days after the Commencement Date, Landlord may re-enter the Demised Premises and remove Tenant or its legal representatives or other occupant by summary proceedings or otherwise and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

C.           RE-ENTRY.

In case of any such re-entry, expiration and/or dispossess by summary proceedings or otherwise, the Annual Base Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for brokerage, attorneys fees, and/or putting the Demised Premises in good order, or for preparing the same for re-rental.  Landlord may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which may otherwise have constituted the balance of the term of this Lease and may grant reasonable concessions, or free rent; and Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between (i) all Annual Base Rent and additional charges hereby reserved and/or covenanted to be paid; and (ii) the net amount, if any, of the rents collected on account of the Lease of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease.  In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as for brokerage, attorneys' fees, advertising, for keeping the Demised Premises in good order, and for preparing the same for reletting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.  Landlord, in its discretion, may make such alterations, divisions, repairs, replacements, and/or decorations in the Demised Premises as may be necessary for the purpose of reletting the Demised Premises, and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall not be liable for failure to relet the Demised Premises.  The words "re-enter" or "re-entry" as used in this Lease shall not be restricted to their technical legal meaning.

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D.           INJUNCTIVE RELIEF.

In the event of a breach or threatened breach or anticipatory breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed, or in the event of Landlord's obtaining possession of the Demised Premises by reason of Tenant's violation of the provisions of this Lease.  Landlord's remedies hereunder are in addition to any remedy provided by law.

E.          CURE DEFAULTS.

If Tenant shall default in the performance of any provision, covenant or condition on its part to be performed under this Lease beyond the applicable notice and cure periods, Landlord may, at its option, perform the same for the account and at the expense of Tenant.  If Landlord at any time shall be compelled to pay or elects to pay any sum of money or do any act which requires the payment of any sum of money by reason of the failure of the Tenant to comply with any provision of this Lease, or if Landlord incurs any expense in prosecuting or defending any action or proceeding by reason of any default of Tenant under this Lease, the sums so paid by Landlord with legal interest, reasonable attorney's fees, costs and damages shall be due from and be paid by Tenant to Landlord on demand as an additional charge hereunder shall constitute Additional Rent.

23.         Attornment. Notwithstanding anything to the contrary contained in this Lease, this Lease is subject and subordinate to Landlord's mortgage loan ("Mortgage"), Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Landlord-Mortgagor under this Lease upon any foreclosures of such Mortgage or deed in lieu of foreclosure; and upon request of said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express prior written consent of Mortgagee or said successor-in-interest.

24.         NOTICES.

All notices by either party to the other provided for in this Lease shall be in writing and shall be sent by Certified or Registered Mail, return receipt requested, or Express Mail, Federal Express or other similar form of delivery where proof of delivery is available addressed to Tenant at Tenant's address, and addressed to Landlord at Landlord's address, or to such other address as may be designated by either party to the other by like notice, and the date on which such notice is deposited in the United States Mail, postage prepaid, shall be the date of the giving of such notice.  Any bill, statement or communication, other than notices provided for in this Lease, which Landlord may give to Tenant, shall be sufficiently given if delivered to Tenant personally or left at the Demised Premises with a person of suitable discretion or sent by mail addressed to Tenant at the Demised Premises or the last known address of Tenant, and the date of such service or deposit in the mail shall be deemed the date of the rendition of any such bill, statement or communication.

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25.         EXCAVATIONS.

If an excavation or other construction shall be undertaken upon land  adjacent, under, or about  the Demised Premises, Tenant shall afford to the person performing such work, permission to enter upon the Demised Premises for the purpose of doing such work as such party deems necessary to preserve the wall, or the building of which the Demised Premises form a part, from injury or damage and to support the same by proper foundations without the same constituting an eviction of Tenant, in whole or part, and without any claim for damages or indemnity against Landlord, or diminution or abatement of Annual Base Rent.  The person performing such work shall use reasonable efforts to minimize interference with, or interruption of, Tenant's business operations, and shall repair any damage caused to the Demised Premises as a result of such work.

26.         COVENANT OF QUIET ENJOYMENT.

Landlord agrees that Tenant, upon paying the Annual Base Rent and all additional charges to be paid hereunder and upon performing all the covenants and conditions on Tenant's part to be observed and performed, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Term aforesaid, subject, nevertheless, to the other provision of this Lease; except for events related to Landlord's compliance with statutes, rules, regulations and ordinances.

27.         TENANT'S TAXES.

Tenant shall make timely payment of all ad valorem or other taxes and assessments levied upon Tenant's stock of merchandise, fixtures, furnishings, furniture, equipment, supplies and other property located on or used in connection with the Demised Premises and of all privilege and business licenses, fees, taxes and similar charges.

28.         NAME OF OFFICE PARK.

Landlord shall have and retain all property rights in and rights to the use of the name or designation of the Office Park and Tenant agrees that Landlord shall have the absolute right to change the name or designation of the Office Park at any time or from time to time during the Term of this Lease.  Tenant shall not have any property right or interest in any name or distinctive designation which may become associated with Tenant's business to be conducted at the Demised Premises or the Office Park if such name or designation shall contain any reference to the name or designation of the Office Park and Tenant agrees to use the name or designation of the Office Park only with the consent of Landlord.

29.         DEFINITION OF LANDLORD.

The term "Landlord" as used in this Lease shall mean the owner or lessee for the time being of the property containing the Demised Premises, and if such property or Lease be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease and it shall be deemed without further agreement between the parties hereto and their successors, that the purchaser on such sale or the lessee or assigned has assumed and agreed to carry out covenants and obligations of Landlord hereunder.

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30.         FORCE MAJEURE.

The period of time during which Landlord is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation required under this Lease due to delays caused by fire, catastrophe, strikes, or labor trouble, civil commotion, weather, labor delays, acts of God or the public enemy, govern mental prohibitions or regulations, or inability or difficulty to obtain material, or other causes beyond Landlord's control, shall be added to Landlord's time for performance thereof, and Landlord shall have no liability by reason thereof.

31.         CERTIFICATION.

Within ten (10) days after request therefor by Landlord, Tenant agrees to deliver in recordable form a certification to any proposed mortgagee, trustee or purchaser, certifying that this Lease is (i) in full force and effect, (ii) it has not been assigned and is unmodified, (iii) or if modified that it is in full force and effect setting forth the modifications, (iv) that there are no defenses or offsets thereto, or stating those claimed by Tenant, (v) the dates to which Annual Base Rent other charges have been paid, (vi) the commencement and termination dates and (vii) the amount of security deposited.  It is intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.  Failure of tenant to comply with the provisions of this Article 30 shall be deemed a default by Tenant under this Lease and such Failure shall also constitute an acknowledgment by Tenant which may be relied upon by Landlord, any person holding or proposing to hold or acquire an interest in the Office Park, that this Lease is in full force and effect, that Landlord is not in default under this Lease and that there are no set-offs or defenses against the Landlord under this Lease.  Such failure by Tenant to deliver timely fee statement required under this Article shall constitute as to any person entitled to rely upon such statement, a waiver of any defaults which existed prior to the date of such notice.

32.         SURRENDER, WAIVER.

No agreement to accept a surrender of the Demised Premises shall be valid unless in writing signed by Landlord.  The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises.  The failure of Landlord to seek regress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Annual Base Rent or additional charges due hereunder, if any, with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the Annual Base Rent or additional charges due hereunder, if any, herein stipulated shall be deemed to be other than on account of the earliest stipulated Annual Base Rent or additional charge hereunder, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Annual Base Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Annual Base Rent or additional charge hereunder or pursue any other remedy in this Lease provided.  This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, or discharge it in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

Boomerange Lease 4.13.09	Page 23 of 35

33.         EXCULPATION.

Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Office Park for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

34.         EXECUTION BY LANDLORD.

The submission of this Lease to Tenant is transmitted for examination only and shall not be construed to vest in Tenant an offer to Lease, or reservation of, the Demised Premises.  This Lease shall become effective only upon full (100%) execution and unconditional delivery by Landlord and Tenant.

35.         WAIVER OF SUBROGATION.

Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties, if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the rights of the releasor to recover thereunder.  Landlord and Tenant agree that its respective policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefore so long as the other party pays such extra cost.  If extra cost shall be chargeable therefor, each party shall notify the other party thereof and of the amount of the extra cost, and the other party shall be obligated to pay the extra cost unless, within ten (10) days after such notice, it elects not to be obligated to do so by written notice to the original party.  If such clause or endorsement is not available, or if either party should not desire the coverage at extra cost to it, then the provisions of this Article shall not apply to the policy or policies in question.

Boomerange Lease 4.13.09	Page 24 of 35

36.         BROKER.

Tenant and Landlord each represent that no broker or real estate agent brought about this Lease and that it has not had any dealings with any broker or real estate agent in connection with the bringing about of this Lease.  Tenant and Landlord agree to indemnify and save each other harmless from and against any and all claims and all costs, expenses and liabilities incurred in connection therewith, including but not limited to reasonable attorney’s fees and court costs, by any such broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord with respect to this Lease.

37.         RECORDATION.

Tenant covenants not to place this Lease or any memorandum thereof on record without the prior written consent of Landlord.  At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

38.         JOINT VENTURE.

The parties hereto state that they have not created and do not intend to create by this Lease a joint venture or partnership relating between them, it being understood and agreed that the provisions of this Lease with regard to the payment by Tenant and the acceptance by Landlord of a sum equal to a percentage of gross sales is a reservation of rent.

39.         ADDITIONAL CHARGES.

Whenever in this Lease Tenant is required to pay an "additional charge" or other monies to Landlord, the same shall be deemed to be "Additional Rent", and Landlord shall have all remedies for the collection thereof that it may have for the nonpayment of Annual Base Rent hereunder.  TENANT SHALL PAY THE FIRST MONTH'S RENT DUE HEREUNDER ON THE EXECUTION OF THIS LEASE.

40.         INTERPRETATION.

The laws of the State of New Jersey where the Office Park is located shall govern the validity, performance and enforcement of this Lease.  The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

41.         NO REPRESENTATIONS.

All negotiations, considerations, representations, and understandings between the parties are incorporated in this Lease and Tenant acknowledges and agrees that Landlord, its agents and representatives, have made no representations, warranties or promises with respect to the Office Park or the Demised Premises except as may be expressly set forth herein.

Boomerange Lease 4.13.09	Page 25 of 35

42.         SINGULAR, PLURAL, COUNTERPARTS.

Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.  This Lease may be executed in multiple counter-parts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

43.         BINDING.

The provisions of this Lease shall be binding on and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.  If any provision of this Lease proves to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected by such finding and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision will be added as part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

44.         HOLDING OVER.

In the event that Tenant shall remain in occupancy of the Demised Premises for any period beyond the expiration of the term of this Lease or any renewals or extensions thereof, such occupancy shall be deemed to be a month-to-month tenancy at twice (2 times) the Annual Base Rent for the last lease year of the Term, subject to all the other provisions of this Lease prevailing prior to such expiration including additional rent, and the acceptance of Annual Base Rent or Additional Rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

45.         CAPTIONS AND INTERPRETATION.

The captions, section numbers, article numbers and index appearing in this Lease in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for nor against either Landlord or Tenant, and should a court be called upon to interpret any provision hereof, no weight shall be given to, nor shall any construction or interpretation be influenced by, any presumption of preparation of a Lease by Landlord or by Tenant.

46.         INDEMNIFICATION.

Tenant shall indemnify and save harmless Landlord and its agents from (a) any and all claims (i) arising from (x) the conduct or management by Tenant, its subtenants, licensees, its or their employees, agents, business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought thereon.  In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

Boomerange Lease 4.13.09	Page 26 of 35

47.           LATE CHARGE.

Notwithstanding anything to the contrary herein contained, in order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord's option, shall pay a "late charge" of ten (10%) percent when any payment of Annual Base Rent or additional rent hereunder is paid more than ten (10) days after the due date thereon ("Delinquency"). It is understood and agreed that this charge is for additional expense incurred by Landlord and shall not be considered interest.

Tenant acknowledges that Landlord has the right and privilege to require that the Annual Base Rent due under this Lease be paid in advance on an annual basis; however, for the convenience of the Tenant, provided no Delinquencies occur, Landlord is willing to permit Tenant to pay the Annual Base Rent in monthly installments as set forth herein.  If three (3) Delinquencies occur during any twelve (12) month period, then, at Landlord's option, from time to time, Landlord may demand that Tenant pay to Landlord one (1) Year's Annual Base Rent at the then current rate or amount ("Delinquency Payment").  The Delinquency Payment shall be applied towards the next twelve (12) installments of Annual Base Rent next coming due hereunder.  The Delinquency payment shall bear no interest and if legally permissible, Landlord shall be entitled to commingle the Delinquency Payment with Landlord's other funds.  If Tenant shall fail to pay the Delinquency Payment within fifteen (15) days after demand is made therefor, such failure shall constitute a default pursuant to this Lease.

48.           ILLEGAL AND PORNOGRAPHIC USES PROHIBITED.

Tenant shall not use the Demised Premises for any illegal trade or other business or any other illegal purpose.

Tenant further agrees that the value of the Demised Premises and the reputation of the Landlord will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the Demised Premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the Demised Premises, nor permit use of the Demised Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a so-called "massage parlor".  Tenant agrees further that Tenant will not permit any of these uses by any sub-tenant or assignee of the Demised Premises.  This paragraph shall directly bind any successors in interest to the Tenant.  Tenant agrees that if at any time Tenant violates any of the provisions of this Article such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and shall be deemed objectionable conduct and a default under this Lease.  Pornographic material is defined for purpose of this Article as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity.

Boomerange Lease 4.13.09	Page 27 of 35

49.           CORPORATE/PARTNERSHIP AUTHORITY.

A.           If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors.  The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Landlord with a corporate resolution confirming the aforesaid.

B.           If Tenant is a partnership, then Tenant shall deliver to Landlord, at the time of execution of this Lease, a duly executed Consent of Partners confirming the authority of the General Partner(s) to execute this Lease, together with a certified copy of the fixed Certificate of Partnership.

C.           Notwithstanding the provisions of this Article 48 or other provisions of this Lease to the contrary, Landlord's execution of this Lease and obligations hereunder are subject to Tenant's performance of its obligations under this Lease being personally guaranteed by Shu- Chen Tsai as more particularly set forth in the Limited Personal Guarantee attached hereto as Exhibit D.

50.           CONSENTS.

Whenever Tenant requests Landlord to take any action or give any consent, whether or not required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers', architects', accountants and other professional fees, as Additional Rent, within ten (10) days after Landlord's delivery to Tenant of a  statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.  The fees specified in this Article 49 are in addition to any other fees mentioned in this Lease, and shall not be combined with any specific fees set forth elsewhere in this Lease.

51.                 ENVIRONMENTAL LAWS:

The parties acknowledge that there are certain Federal, state and local laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the demised premises, and the larger parcel of land of which the demised premises may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business.  Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines.  Any violation of this covenant shall be an event of default.  Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the demised premises pursuant to said laws, regulations and guidelines.

Boomerange Lease 4.13.09	Page 28 of 35

52.           LIMITATION OF LANDLORD LIABILITY.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN NO EVENT SHALL LANDLORD, ITS MEMBERS, AFFILIATES, AGENTS, OFFICERS, OR DIRECTORS BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST DATA, LOST PROFITS, LSOT CUSTOMERS OR ATTORNEYS FEES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, ARISING OUT OF OR RELATED TO THIS LEASE OR THE PERFORMANCE OR BREACH HEREOF.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals (or in the case of a corporation, have had their proper corporate officers execute this Lease and affix their corporate seals hereto) as of the date of this Lease.

WITNESS:	LANDLORD:

NYC Skyline Realty, LLC

By:
Name: Thomas Maoli
Title: Member
Date

WITNESS:	TENANT:

_____________________________________________, LLC

By:
Name:
Date_______________

Boomerange Lease 4.13.09	Page 29 of 35

EXHIBIT A

SITE PLAN (OFFICE PARK)

ATTACHED TO AND FORMING A PART OF
V-FEE REALTY INVESTMENT, LLC  LEASE

Please provide

Boomerange Lease 4.13.09	Page 30 of 35

EXHIBIT B

LEASE PLAN (DEMISED PREMISES)

ATTACHED TO AND FORMING A PART OF
  V-FEE REALTY INVESTMENT, LLC   LEASE

Please provide

Boomerange Lease 4.13.09	Page 31 of 35

EXHIBIT C

RULES AND REGULATIONS

Tenant agrees that at all times during the Term of this Lease it shall:

1.	Furnish to Landlord in writing the license numbers of the vehicles of Tenant and its employees.

2.
Load and unload its merchandise, equipment and supplies, and remove its rubbish only by way of the service road and service doors designated for Tenant's use. All garbage, refuse and rubbish shall be kept in such containers as are specified by Landlord and shall be placed outside of the Demised Premises prepared for collection, in the manner and at the times and places specified by Landlord and shall be removed at Tenant's expense by a contractor approved by Landlord, which approval shall not be unreasonably withheld or conditioned.  Tenant shall hire locking refuse containers from waste contractors at Landlord’s request.

3.	Not permit any act or practice which may tend to injure the Building or its equipment or be a nuisance to other tenants

4.
Not install radio or television or other similar device without, in each instance, Landlord's prior consent in writing, which consent shall not be unreasonably withheld or conditioned.  No aerial or other device for receiving radio or television programs shall be erected on the roof or exterior walls of the Demised Premises, or within the Office Park, without, in each instance, the written consent of Landlord, which consent shall not be unreasonably withheld or conditioned.  Any aerial or other device so installed without such written consent shall be subject to removal without notice at any time. Notwithstanding anything herein to the contrary, Tenant shall have the right to install the necessary cable or phone lines in order to provide cable or DSL high speed access at the Demises Premises at Tenant's sole cost.

5.	Not use nor permit the use of the plumbing facilities for any other purpose than that for which they are constructed.

6.	Not use nor permit the use of any portion of the Demised Premises as sleeping or living quarters or for the keeping of any live animals, fish or birds.

Boomerange Lease 4.13.09	Page 32 of 35

EXHIBIT D

PERSONAL GUARANTEE

 IN CONSIDERATION of One ($1.00) Dollar and other good and valuable consideration to the undersigned in hand paid, receipt whereof is hereby acknowledged, and in further consideration for and as an inducement to Landlord to enter into the within Lease simultaneously herewith with Tenant, covering the Demised Premises as more fully described in said Lease, the undersigned ("Guarantor") does hereby unconditionally guarantee to Landlord and its successors in interest that Tenant will (a install a full stock of merchandise and fixtures in the Demised Premises and otherwise , (b) open the Demised Premises for business and operate its business during normal business hours and in compliance with the Rules and Regulations specified in Exhibit C of this Lease (c) commence the payment of rental as required in Article 1C of this Lease, and (d) pay to Landlord any security moneys remaining unpaid as of the date hereof, without requiring any notice of non-payment, non-performance or non-observance, or proof, or notice, or demand, whereby to charge the Guarantor, all of which the Guarantor hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the said lease.

The Guarantor hereby waives exhausting of recourse against the Tenant and agrees that any action brought for the enforcement of rights under said lease or under this Guarantee may, in Landlord's discretion, be brought against the Guarantor and/or the Tenant jointly or severally.  The Guarantor hereby agrees that the failure of the Landlord to require strict performance of any of the terms of said lease, or any extension of time, concession, indulgence, or waiver of performance granted by the Landlord shall not release the Guarantor from liability under this Guarantee.

The Guarantor hereby agrees that any subsequent change, modification and/or amendment to said lease in any of its terms, covenants or conditions, or in the rental payable thereunder,  and/or any sublettings of all or any part of the premises, may be agreed or consented to by the Landlord or any successors in interest, without notice to or consent of the Guarantor and without in any manner releasing or relieving the Guarantor from its present or future liability under said lease or this Guarantee.

THIS GUARANTEE SHALL CONSTITUTE A PERSONAL GUARANTEE. GUARANTOR SHALL REMAIN RESPONSIBLE FOR THE PAYMENT OF ALL ANNUAL   AND ADDITIONAL RENT FOR THE TERM AND ANY RENEWAL TERM OF THIS LEASE FOLLOWING AN EVENT OF DEFAULT UNDER THIS LEASE.  NOTWITHSTANDING ANY OTHER PROVISION IN THIS GUARANTEE, THIS PERSONAL GUARANTEE SHALL TERMINATE UPON ASSIGNMENT OF LEASE APPROVED BY LANDLORD. LANDLORD RETAINS THE RIGHT TO DENY ANY ASSIGMENT OF LEASE THAT DOES NOT INCLUDE A PERSONAL GUARANTEE SIGN BY ASSIGNEE.

Boomerange Lease 4.13.09	Page 33 of 35

This Guarantee shall be binding upon the undersigned and its heirs, administrators, executors and assigns.  If there is more than one signatory to this Guarantee, the singular shall be deemed to be the plural and the obligations thereof shall be joint and several.

 IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed as of this date

WITNESS:
Guarantor

________________________	By: __________________________
_____________ , Personally

Boomerange Lease 4.13.09	Page 34 of 35

PERSONAL GUARANTEE

I,  ______________as shown on his /her Driver's License attached to this Lease, hereby personally guarantees Tenant's performance of its obligations during the remaining Term of this Lease following an Event of Default under the Lease, all as more particularly set forth in the Limited Personal Guarantee attached hereto as Exhibit D.

GUARANTOR

	By:	, Personally
Name:

Boomerange Lease 4.13.09	Page 35 of 35

AMENDMENT TO LEASE OF January 1, 2009
BETWEEN  BOOMERANGE LLC. And, NYC SKYLINE REALTY LLC

Amendment to Lease of January 1, 2009 dated this ____day of  April, 2009 (“Effective Date”), by and between Boomerang Systems, Inc. ("Tenant"), and NYC Skyline  Realty LLC ("Landlord").

RECITALS

A.           WHEREAS, LANDLORD and TENANT entered into a certain Lease dated January 1, 2009 annexed hereto and incorporated herein by reference  (the "Lease"); and

B.           WHEREAS, LANDLORD and TENANT desire to amend the Lease pursuant to the terms of this Amendment as set forth below.

NOW THEREFORE, in consideration of the mutual promises, covenants, terms and conditions contained herein the parties hereto agree as follows (the "Amendment"):

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.	Amendments. The parties hereby acknowledge, ratify and mutually agree to amend the Terms and Rent pursuant to the following:

GENERAL TERMS AND CONDITIONS 1.A. to be change to:

  1.          A.           TERM AND COMMENCEMENT DATE.

This Lease shall remain in full force and effect from the date first written above (the “Commencement Date”) and expiring  on the later of (i)December 31, 2013 or (ii) Five years from the Commencement Date,   (the “Expiration Date”), unless otherwise extended or terminated in accordance with the terms hereof.   Landlord grants Tenants the right to terminate this Lease  the thirty sixth month  the Commencement Date. Tenant will notify Landlord Nine months prior to Lease termination request by means of a Certified Letter or overnight delivery. After Thirty Six months from the Effective Date above, Landlord grants the Tenant the right to terminate Lease. Tenant must notify Landlord of its intention to terminate the Lease eight (8) months in advance, by certified letter or overnight delivery.

Amendment to Lease between Boomerange and NYC Skyline 3.2.09

3.     Ratification.  The parties' Lease, as amended, by and together with this Amendment represents the entire agreement of the parties hereto.  All terms and conditions of the Lease, as amended, not expressly amended or modified herein shall continue to be in full force and effect and are hereby ratified and confirmed.

4.     Reference to the Lease.  From and after the date hereof each reference in the Lease to “Lease”, “hereof”, “hereunder” or words of like import, and all references to the Lease in any and all leases, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Lease as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives to be effective as of the day and year first written above.

NYC Skyline Realty, LLC			Boomerang Systems, Inc.

By:		By:
Thomas Maoli, Member
(Print)

(Title)

Amendment to Lease between Boomerange and NYC Skyline 3.2.09